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                                                                   Exhibit 10.18

FIRST
UNION

                         PLEDGE AND ASSIGNMENT AGREEMENT

                                                               December 22, 1998

Energy Research Corporation
3 Great Pesture Road
Danbury, Connecticut 06810
(Individually and collectively "Debtor")

First Union National Bank
300 Main Street
Stamford, Connecticut 06904
(Hereinafter referred to as the "Bank")

For value received and in order to secure payment and performance of the obligations under the Unconditional Guaranty dated December 12, 1998, given by Energy Research Corporation ("Guarantor") to Bank guaranteeing obligations of Evercel, Inc. ("Borrower") to Bank, its successors and assigns (the "Guaranty"), and all other Obligations (as defined herein) Debtor hereby executes and delivers this Pledge and Assignment Agreement (the "Assignment") and sells, pledges, assigns, transfers and grants to Bank a continuing security interest in the Collateral (as defined herein), as security for the Obligations.
Debtor further covenants and agrees:

Collateral: "Collateral" means and all of the investment property, financial assets, (which includes cash), securities, mutual funds, security entitlements, evidence of indebtedness of governmental agencies and otherwise, evidence of equity interests, instruments, and/or general intangibles, which are held in or credited to an account with First Union National Bank, Capital Markets, who is a Securities Intermediary (as defined herein) as of the Debtor (the "Account"), and the Account itself, described as follows: Account No. 13133202; all investment property, financial assets, security entitlements, money, instruments, certificates of deposit, securities, documents, chattel paper, credits, claims, demands and all other property and assets of the Debtor now or hereafter in the possession, custody or control of Bank or any Affiliate, or in any account of Debtor in which Bank has a security interest, and all dividends, stock rights, subscription rights, warrants, interest, cash, instruments, new securities, security entitlements and all other property to which the Debtor now or hereafter becomes entitled by reason of its interest in any of the previously described Collateral; all substitutions, additions, replacements, rollovers, splits, products and accessions for, of and/or to any of the foregoing; and all cash and non-cash proceeds or all of the foregoing.

Obligations: "Obligations" means the Guaranty and any and all other liabilities and obligations of the Guarantor and/or Debtor, whether joint, several or joint and several, to Bank or to any Affiliates, and any extensions, renewals, or modifications thereof, currently existing or arising in the future, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter acquired, including swap agreements (as defined in 11 U.S.C. ss. 101), future advances, and all costs and expenses, including all reasonable attorneys fees, incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest.

Power of Attorney. Debtor irrevocably constitute and appoints Bank as its true and lawful attorney-in-fact, with full power and authority in the place and name of Debtor, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Assignment, including without limitation, completion, execution, and delivery of the Account Control Agreement(s) by Bank, Debtor and Third Party(s) (as defined herein) required in connection herewith (individually and collectively) the "Account Control Agreement"), instructions to Third Party regarding, among other things, control and dispersion of any Collateral, endorsements desirable for transfer or delivery of
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any Collateral, registration of any Collateral under applicable laws, retitling any Collateral, receipt, endorsement and/or collection of all checks and other orders for payment of money payable to Debtor with respect to Collateral, and the filing of financing statements, or a copy of this Assignment as such. This power of attorney is coupled with an interest and shall be irrevocable. Neither Bank nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgement, or mistakes in fact in such capacity as attorney-in-fact. The Debtor ratifies all acts of Bank as its attorney-in-fact.

Debtor's Representations, Warranties and Agreements. Debtor represents, warrants and agrees: (i) Debtor is the owner of the Collateral free and clear of any liens, security interests, and claims, and has full power and authority to use and encumber the same as Collateral, and as long as any of the Obligations remain outstanding, Debtor will not grant a security interest or lien in, or otherwise encumber, sell, transfer or assign, the Collateral to any other person, and will keep the Collateral free from all adverse claims or encumbrances; will otherwise preserve and protect by whatever means necessary the respective rights of the Debtor and Bank in the Collateral, and will promptly notify Bank of any claims against or notices asserting an interest in the Collateral. All securities and security entitlements pledged as Collateral are fully paid and non-assessable and if certificated, have been delivered to Bank with unrestricted endorsements, (ii) All income, dividends, earnings and profits with respect to the Collateral shall be reported for state and federal income tax purposes as attributable to the Debtor and not Bank, and Third Party, Bank or any other person authorized to report income distributions, are authorized to issue IRS Forms 1099 indicating Debtor as the recipient of such income, earnings and profits, (iii) If Debtor fails to pay any tax or assessment relating to the Collateral or this Assignment as required to do so, (iv) Debtor shall reimburse Bank immediately upon demand for and indemnify and hold it harmless from and against all claims, liabilities, losses, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or suffered by the Bank in connection with the Collateral, this Assignment or any Account Control Agreement; such claims, liabilities, losses, costs and expenses shall include, but not be limited to, all those in connection with the exercise of any right or remedy granted hereunder, any claim and the prosecution or defense thereof arising out of or in any way connected with this Assignment, the collection of enforcement of the Obligations, the sale or purchase or attempted sale or purchase of any part of the Collateral and any payments for whatever reason made to Third Party. All amounts payable by Debtor under this subsection shall be a part of the Obligations and secured by the Collateral, (v) Debtor's principal place of business and/or residence is the address set forth herein:
Debtor maintains its books and records at such location, and if Debtor changes such address it will give Bank at least 60 days prior written notice of the intended change.

Collateral Value. The Fair Market Value of the Collateral shall at all times exceed $2,000,000.00. If at any time the Fair Market Value of the Collateral falls below this amount, Debtor shall, within three (3) business days, deliver additional Collateral to Bank in an amount sufficient to restore the Fair Market Value to the required amount. "Fair Market Value" means the value of the Collateral based on the price per share or unit of any of the securities, debt instruments, mutual funds, financial assets or other investment property which is a part of the Collateral as set forth on the New York Stock Exchange, other exchanges or asset value listings where such securities, debt instruments, mutual funds, financial assets, or other investment property may be traded or the value quoted as stated in The Wall Street Journal, or other customary publication of such information if not available in The Wall Street Journal, at the close of the business day, plus the amount of any certificates of deposit, cash, or other financial assets compromising the Collateral. If any of the Collateral is not subject to determination of a verifiable Fair Market Value according to the procedures outlined in this paragraph than such Collateral shall have at all times a value as determined by Bank in its sole discretion.


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Trading of Collateral. Until a Default occurs, if Collateral is held in the
Account, Debtor shall have the right to vote the Collateral, to exchange it or any part thereof for other easily marketable investment property or cash of at least equivalent value which property or cash shall be placed or paid into the Account ("Trade"), to collect and receive all cash dividends and interest distributed periodically in the ordinary course by the obligor or issuer of the Collateral or part thereof, and unless otherwise restricted by this Assignment, to exercise other rights with respect to the Collateral. However, without the prior written consent of Bank, Debtor may not transfer any Collateral from the Account, unless in connection with a Trade, or collect or receive any interest, dividends (cash or non-cash), distributions or proceeds paid in connection with any sale. Trade, liquidation, or redemption of the Collateral, unless such proceeds or distributions are paid into the Accounts, and any such distributions or proceeds received by the Debtor, shall be held in trust for, and immediately delivered to Bank. Any consent pursuant to this paragraph shall be in Bank's sole discretion.

Third Party Acknowledgment. Debtor authorizes and directs Third Party to comply with the terms of this Assignment, to enter into a Account Control Agreement, to mark its records to show the security interest of and/or the transfer to Bank of the Collateral and to mail monthly statements to the Bank, in addition to Debtor, to the address provided herein.

Collateral Duties. Debtor agrees that Bank shall be under no duty to: (i) sell, realize upon, collect or protect the Collateral or give any notice with respect thereto; (ii) preserve the rights of the Debtor with respect to the Collateral against third parties; (iii) seek payment from any particular source; or (iv) perform or fulfill any obligation of Debtor hereunder or under any other agreement, including any agreement, between the Debtor and Third Party. Without limiting the generality of the foregoing, Bank shall not be obligated to ascertain, notify Debtor of, or take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of the Collateral. Debtor acknowledges Bank is not an investment advisor or insurer with respect to the Collateral; and Bank has no duty to advise the Debtor of any actual or anticipated changes in the value of the Collateral.

Default. A default ("Default") under this Assignment occurs upon; (i) the failure of timely payment or performance of any of the Obligations; (ii) any default under, or any breach of any representation or agreement contained or referred to in this Assignment or in any other Loan Document; (iii) any default or breach of any representation or agreement of a Third Party contained in any Account Control Agreement executed with respect to any of the Collateral; (iv) any attempt to terminate, revoke, rescind, modify or violate the terms of this Assignment without the prior written consent of Bank; or (v) the making of any law, seizure or attachment upon any Collateral; and/or (vi) the death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any insolvency or bankruptcy proceeding by or against, an Debtor.

Right and Remedies. Upon the occurrence of a Default, and while such Default continues:

Bank may deal with any and all of the Collateral as in deems fit, and/or may liquidate all or a portion of the Collateral, applying the proceeds to the Obligations in any manner it deems appropriate. Such rights include, but are not limited to, the right, at Bank's option and without prior written notice to Debtor or any obligor under the Obligations, to: (i) notify Third Party to terminate immediately any trading, other rights or entitlements with respect to the Collateral and any distributions from the Collateral; (ii) transfer into Bank's name or the name of its nominee, all or any part of the Collateral; (iii) receive all interest, dividends, and other proceeds of the Collateral; (iv) notify any person obligated on any Collateral of the security interest of Bank therein and require such person to make payment directly to Bank; (v) demand, sue for, collect or receive the Collateral and any proceeds thereof, and/or make any settlements or compromise as Banks deems desirable


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with respect to any Collateral; and (vi) exercise any voting, conversion, registration, purchase or other rights of an owner, holder or entitlement holder of the Collateral. Debtor agrees that Bank may exercise its rights under this Assignment without regard for the actual or potential tax consequences to Debtor under federal or state law and without regard to any instructions or directives given Bank by Debtor.

Debtor acknowledges that some of the Collateral is subject to rapid decline in value and is customarily sold in recognized markets, and Bank may dispose of such Collateral in its recognized market without providing notice of sale. Bank shall have all of the rights and remedies of a secured party under the applicable law. Notwithstanding anything herein, in the Loan Documents, or in the applicable law to the contrary, Debtor waives any an all requirements that the Bank sell or dispose of all or part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

Upon Bank's request, Debtor will, at its own expense: (i) do all things determined by Bank to be desirable to register such Collateral or qualify for an exemption from registration, under the provisions of all applicable securities laws, and (ii) otherwise do or cause to be done all other acts and things as may be necessary to make the sale of the Collateral valid, binding and in compliance with applicable law.

Remedies are Cumulative. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank or any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or in equity.

Discharge. All rights of the Bank and security interests hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of: (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment of waiver of or any consent to any departure from any Loan Document; (iii) any exchange, release or non-perfection of any collateral, or any release of or modifications of the obligations of any guarantor or other obligor; (iv) any amendment or waiver of or consent to departure from any guaranty or other agreement. To the extent permitted by law, the Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by the Bank; and any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower, any guarantor, other obligor or the Debtor in respect of the Obligations.

Definitions. The terms set forth below shall be defined as follows: "Affiliate" means First Union Corporation and any of its direct and indirect affiliates and subsidiaries; "Issuer" means a person who creates a share, participation or other interest in its property or in an enterprise, or undertakes an obligation that is an uncertified security, including a mutual fund or who directly or indirectly creates a fractional interest in its rights or property which is represented by a security certificate; "Loan Documents" means all documents executed in connection with any of the Obligations and may include, without limitation, notes, guaranty agreements, security agreements, security instruments, financing statements, mortgage instruments, letter of credit agreements, a commitment letter that survives closing and any modifications or renewals, but, however, does not include swap agreements as defined in 11 U.S.C. ss. 101 whenever executed; "Securities Intermediary" means any bank, custodian, broker or other person that in the ordinary course of its business maintains accounts similar to the Account described herein or securities accounts for others and is acting in that capacity; "Third Party" means each and every issuer or


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Securities Intermediary having, holding, issuing, or otherwise owing some or all of the Collateral to the Debtor. Certain terms used herein, including, "financial asset," "investment property," and "securities entitlements," shall have the meanings ascribed thereto in the 1994 revisions to Article 8 and
Article 9 of the Uniform Commercial Code proposed by the American Law Institute and the National Conference of Commissioners on Uniform State Laws.

Miscellaneous Provisions. Assignment. This Assignment and other Loan Documents shall insure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Assignment and other Loan Documents are freely assignable, in whole or in part, by Bank. Any attempt by Debtor to assign its interests and obligations hereunder without Bank's prior written consent is null and void. Applicable Law: Conflict Between Documents. This Assignment and other Loan Documents shall be governed by and construed under the laws of the state named in Bank's address shown above without regard to that state's conflict of laws principles. Jurisdiction. Debtor irrevocably agrees to a non-exclusive personal jurisdiction in the state named in Bank's address shown above. Severability. If any provision of this Assignment or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment or other such document. Notices. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the Debtor's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Debtor changes Debtor's address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. Plural Captions. All references in the Loan Documents to Debtor, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and terms "Debtor" or "person" shall mean any individual, person or entity, and if more than one shall be joint and several. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding Contract. Debtor by execution and Bank by acceptance of this Assignment agree that each party is bound to all terms and provisions of this Assignment.

IN WITNESS WHEREOF, the Debtor has caused this Assignment to be duly executed as of the day and year first above written.

                                       DEBTOR:

                                       Energy Research Corporation


CORPORATE                              By: /s/ Joseph G. Mahler
SEAL                                   -----------------------------------------
                                       Joseph G. Mahler, Chief Financial Officer


ACCEPTED BY:

                                       /s/ Kristin H. Murphy
                                       -----------------------------------------
                                       Kristin H. Murphy, Senior Vice President
                                       First Union National Bank
                                       300 Main Street
                                       Stamford, Connecticut 06904


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